Exhibit 99.1

For Immediate Release

Investor/Media Contact: Cynthia Sucher

407-622-4700 or 407-595-0142 (cell)

csucher@mpbc.cc

CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2004 RESULTS

- Company Reports Record Revenues of $13.036 Million and Pro Forma EPS of $0.07 -

- Revenues Increase 51 Percent and Pro Forma EPS 75 Percent Over Prior Year; Company Marks Seven Consecutive Quarters of Sequential Revenue Growth -

Ft. Lauderdale, Florida – April 26, 2004 – CyberGuard Corporation (NASDAQ: CGFW), the technology leader in network security, today reported record revenues of $13.036 million for the quarter ended March 31, 2004. This represents an increase of $4.393 million, or 51 percent, over revenues of $8.643 million for the quarter ended March 31, 2003, and is the seventh consecutive quarter of sequential revenue growth for the company.

“This was an exceptional quarter for CyberGuard. Our year-over-year revenue growth of almost $5 million – 51 percent – was extraordinary,” stated Pat Clawson, chairman and chief executive officer of CyberGuard Corporation. “On a pro forma basis, excluding non-cash acquisition-related expenses, our year-over-year earnings per share were up 75 percent.”

On a GAAP or generally accepted accounting principles basis which included a one-time charge to account for the impact of non-cash acquisition-related expenses, CyberGuard reported a net loss of $2.109 million, or $0.09 per diluted share, for the third quarter, compared to reported net income of $5.148 million, which included an income tax benefit of $4.169 million primarily as a result of the reversal of a portion of the deferred tax asset valuation allowance, and $0.20 per diluted share, for the quarter ended March 31, 2003.

On a pro forma or non-GAAP basis, net income for the quarter ended March 31, 2004, was $1.941 million or $0.07 per diluted share, compared to $1.099 million or $0.04 per diluted share, for the same period in 2003. Non-GAAP net income for the quarter ended March 31, 2004, excludes the impact of non-cash acquisition expenses for amortization of intangibles, acquisition-related compensation charges for unearned restricted stock, and the deferred tax benefits. Management believes that the pro forma disclosures set forth below provide useful information to show the effect on net income when all acquisition-related costs and non-cash tax benefits are excluded.

Reconciliation of GAAP to non GAAP disclosures

	Three Months Ended		Nine Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003
Net (loss) / income on a GAAP basis	$(2,109)	$5,148	$1,395	$7,588
Compensation expense related to unearned restricted stock in the SnapGear acquisition	4113	—	4,387	—
Amortization of acquisition related intangibles	418	120	821	120
Income tax benefit	(481)	(4,169)	(1,348)	(4,169)

Net income on a non-GAAP basis	1,941	1,099	5,255	3,539

Basic earnings per common share - non-GAAP	$0.08	$0.05	$0.23	$0.18

Weighted average number of common shares outstanding	23,757	20,078	22,431	19,574

Diluted earnings per common share - non GAAP	$0.07	$0.04	$0.19	$0.15

Weighted average number of common shares outstanding	28,878	25,567	28,110	24,376

“The third quarter was the first full quarter since we acquired SnapGear, and this clearly shows the benefit of that acquisition,” said Clawson. “We expect to realize further benefits, however, as we move aggressively to maximize our channel synergies. To that end, we are promoting one of our sales executives from our EMEA operation – Martin Nixon – into a new role as director of channel synergies. He will focus on integrating the channels across all of our divisions to accelerate sales across all channels.”

Clawson added that the effort was also designed to accelerate the benefit of Webwasher’s strong reseller and strategic channel partnerships moving forward.

Significant events since the start of the third quarter include:

•	January 8 – CyberGuard begins shipping new line of enterprise-class security appliances with new advanced intrusion prevention features that enable organizations to securely deploy emerging technologies and critical enterprise applications using policies based on deep inspection of HTTP-based applications, streaming media, VoIP, and applications that employ SOAP and XML.

(More)

(CYBERGUARD ANNOUNCES THIRD QUARTER RESULTS FOR FY 2004	page two)

•	January 12 – CyberGuard’s NetOctave division enhances interoperability, adds support for IPsec stack from F/X Communications, enabling engineers to significantly reduce the development time and costs for producing virtual private network (VPN) server products.

•	January 13 – Toshiba America Medical Systems, a leading medical imaging company, chooses the cutting-edge VPN concentrator manufactured by CyberGuard’s SnapGear division to deploy secure (VPN) tunnels for secure remote diagnostics and maintenance within healthcare networks as healthcare providers begin moving toward complying with government’s strict HIPAA security regulations.

•	January 14 – CyberGuard’s SnapGear announces major upgrade to SME 575 VPN/firewall appliance, adding active anti-intrusion plus Web proxy cache features, boosting network security and performance.

•	January 20 – CyberGuard’s SnapGear launches an embedded firewall network card that fits into standard peripheral slots in PC desktops and servers to enable distributed security control. The PCI635 plug-in card combats internal and external security threats by putting network security processors inside desktop and PC server boxes.

•	January 21 – CyberGuard announces that the technology in its line of information security appliances effectively blocked the mass-mailing Bagle worm using advanced intrusion prevention and deep inspection.

•	February 2 – CyberGuard appoints Mike Rogers, experienced in corporate acquisition and business development, to new position as vice president of corporate development to direct the company’s strategic growth initiatives with regard to partnerships and acquisitions.

•	February 23 – CyberGuard unveils the future of enterprise security at San Francisco conference. New Total Stream Protection™ pushes beyond conventional deep inspection and intrusion prevention technologies, incorporating a comprehensive set of features for securing business applications and organizational data.

•	March 22 – CyberGuard introduces new global education program, naming a worldwide network of exclusive training partners who will instruct professionals how to optimize network information security using CyberGuard products.

•	April 26 – CyberGuard announces acquisition of Webwasher, a leading secure content management provider.

Conference Call Information

CyberGuard will hold a conference call to review its fiscal year 2004 third quarter results on Monday, April 26, 2003, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants should dial 706-645-9750 and ask for conference ID number 6914748. A recording of the conference call proceedings will be available from two hours after the call’s conclusion on April 26 until midnight Eastern Time on May 3, 2004. Both U.S. and international callers may listen to the recording by dialing 706-645-9291 and requesting conference ID number 6914748. A live Web cast of the call will be hosted on the company’s Web site at http://www.cyberguard.com/.htm. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ: CGFW), the technology leader in network security, provides advanced Total Stream Protection™ solutions that protect the critical information assets of Global 2000 companies and governments worldwide. CyberGuard offers a broad line of scalable high performance firewall/VPN appliances, sophisticated security processors and accelerator products for the SSL and IPsec markets, and industry leading embedded Linux and Linux security solutions. Headquartered in Ft. Lauderdale, Florida, the company has branch offices and training centers around the world. More information about CyberGuard Corporation can be found at http://www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and the outcome of a class action lawsuit against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2003, and other information filed with the Commission.

Tables Follow:

(CYBERGUARD ANNOUNCES THIRD QUARTER RESULTS FOR FY 2004	page three)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands)

	March 31, 2004	June 30, 2003
ASSETS
Cash and cash equivalents	$19,360	$12,095
Restricted cash	502	379
Accounts receivable, less allowance for uncollectible accounts of $458 at Mar 31, 2004 and $707 at June 30, 2003	9,237	7,608
Inventories, net	1,604	359
Other current assets	1,235	967
Receivable from insurance company	—	6,500

Total current assets	31,938	27,908
Property and equipment at cost, less accumulated depreciation of $4,487 at Mar 31, 2004 and $3,373 at June 30, 2003	1,349	1,762
Capitalized software, less accumulated amortization of $2,127 at Mar 31, 2004 and $1,988 at June 30, 2003	1,158	158
Intangibles, less accumulated amortization of $1,124 at Mar 31, 2004 and $304 at June 30, 2003	2,979	799
Other assets	301	283
Goodwill	6,774	—
Deferred tax asset, net	5,597	4,249

Total assets	$50,096	$35,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,781	$1,215
Deferred revenue	7,917	5,697
Litigation payable	—	10,400
Accrued expenses and other liabilities	4,860	3,176

Total liabilities	14,558	20,488

Commitments and Contingencies	—	—
Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 24,386 at Mar 31, 2004 and 20,953 at June 30, 2003	244	210
Additional paid-in capital	114,349	94,924
Accumulated deficit	(79,147)	(80,542)
Accumulated other comprehensive income	92	79

Total shareholders’ equity	35,538	14,671

Total liabilities and shareholders’ equity	$50,096	$35,159

(CYBERGUARD ANNOUNCES THIRD QUARTER RESULTS FOR FY 2004	page four)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003
Revenues
Products	10,113	6,178	24,497	16,846
Services	2,923	2,465	8,795	7,130

Total revenues	13,036	8,643	33,292	23,976

Cost of revenues
Products	3,671	1,499	7,651	4,120
Services	947	568	2,716	1,841

Total cost of revenues	4,618	2,067	10,367	5,961

Gross profit	8,418	6,576	22,925	18,015

Operating expenses
Research and development	1,714	1,686	5,109	3,941
Selling, general and administrative	5,432	3,917	13,853	10,782
Compensation expense related to unearned restricted stock in the SnapGear acquisition	4,113	—	4,387	—
Total operating expenses	11,259	5,603	23,349	14,723
Operating (loss) / income	(2,841)	973	(424)	3,292

Other income
Interest income, net	45	31	113	85
Loss on sale of assets	—	—	—	(33)
Other income	206	(25)	358	75

Total other income	251	6	471	127

(Loss) / Income before income taxes	(2,590)	979	47	3,419

Income tax benefit	481	4,169	1,348	4,169

Net (loss) / income	(2,109)	5,148	1,395	7,588

Basic (loss) earnings per common share	$(0.09)	$0.26	$0.06	$0.39

Weighted average number of common shares outstanding	23,757	20,078	22,431	19,574

Diluted (loss) earnings per common share	$(0.09)	$0.20	$0.05	$0.31

Weighted average number of common shares outstanding	23,757	25,567	28,110	24,376

(CYBERGUARD ANNOUNCES THIRD QUARTER RESULTS FOR FY 2004	page five)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	March 31, 2004	March 31, 2003
Cash flows from operating activities:
Net income	$1,395	$7,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,113	750
Amortization	959	316
Compensation expense related to unearned restricted stock in the SnapGear acquisition	4,387	—
Loss on disposal of property & equipment	—	33
Deferred tax benefit	(1,348)	(4,249)
Provision for uncollectible accounts receivable	269	218
Compensation expense related to stock options	11	75
Non cash expense for company 401(k) match	316	192
Changes in assets and liabilities (excluding the effect of acquisition)
Increase in restricted cash	(21)	(38)
Increase in accounts receivable	(1,860)	(1,970)
Increase in other current assets	(268)	(458)
Decrease/(Increase) in inventories	804	(543)
(Increase)/Decrease in other, net	(16)	7
(Decrease)/Increase in accounts payable	(657)	66
Increase in accrued expenses and other liabilities	1,015	565
Increase in deferred revenue	1,713	1,230
Decrease in litigation receivable	6,500	—
Decrease in litigation payable	(10,400)	—

Net cash provided by operating activities	3,912	3,782

Cash flows used in investing activities
Acquisition of SnapGear, net of cash acquired	91	—
Acquisition of certain assets of NetOctave		(300)
Capitalized software costs	(1,139)	(179)
Purchase of property & equipment	(522)	(315)

Net cash used in investing activities	(1,570)	(794)

Cash flows provided by financing activities:
Repayment of notes payable	—	(111)
Proceeds from stock options exercised	4,599	1,473
Proceeds from warrants exercised	145	—
Proceeds from sale of common stock in stock purchase plan	167	90

Net cash provided by financing activities	4,911	1,452

Translation adjustment	12	(68)
Net increase in cash	7,265	4,372
Cash and cash equivalents at beginning of period	12,095	6,166

Cash and cash equivalents at end of period	$19,360	$10,538

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$7

Cash paid for income taxes	$28	$—

(CYBERGUARD ANNOUNCES THIRD QUARTER RESULTS FOR FY 2004	page six)

Supplemental disclosure of non-cash information

During January 2001, approximately 310 options to purchase shares of the Company’s common stock were issued at a below market price, which required the Company to record approximately $11 and $16 in compensation expense during fiscal year 2003 and 2002.

The Company’s former CEO, Scott Hammack, participated in a special option program where he received no salary for twelve months which required the Company to record compensation expense of $59 for the nine months ended March 31, 2003.

In connection with the acquisition of NetOctave, 107 shares valued at $750 were issued, a contingent purchase consideration of $450 and costs associated with the closing of $68 were accrued for during the quarter ended March 31, 2003.

In connection with the acquisition of SnapGear, 1,651 shares valued at $14,222 were issued and a contingent purchase consideration of $800 was accrued for. The following assets and liabilities were acquired:

Current Assets
Cash assets	1,892
Restricted Cash	102
Receivables	39
Inventories	2,112

Total Current Assets	4,145
Non-current assets
Intangible assets	3,000
Goodwill	6,774
Plant & equip	115

Total non-current assets	9,889
Current Liabilities
Trade Creditors	421
Deferred Revenues	507
Accrued Expenses	669

Total Current Liabilities	1,597
Unearned restricted stock	4,387

Total assets acquired	16,824

CyberGuard® is a registered trademark and Total Stream Protection™ is a trademark of CyberGuard Corporation. All other trademarks are property of their respective owners.